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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/17/2015

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2015, the Compensation and Development Committee (the “Committee”) of the Board of Directors of Stepan Company (the “Company”) approved the terms and conditions for stock appreciation rights (“SARs”) and performance shares to be subsequently issued under the Stepan Company 2011 Incentive Compensation Plan (the “Revised Terms”).

SARs granted with the Revised Terms will be settled only in Stepan Company common stock, as compared to prior grants of SARs, which are settled only in cash. Any SARs awarded pursuant to the Plan will be evidenced by an agreement in the form attached as Exhibit 10.1 hereto and incorporated herein by reference.

Participants awarded performance shares, as amended by the Committee, will be granted a target number of performance shares that can be earned based on the achievement of Corporate Net Income and Corporate Return on Invested Capital (“ROIC”) performance goals.  The Corporate Net Income performance goal will apply to the one-year period that includes the date of the grant and the ROIC performance goal will apply to the three-year period that includes the date of the grant.  The number of performance shares actually earned will be primarily based on the level of achievement of the one-year Corporate Net Income performance goal, which will be determined following the end of the one-year performance period.  The number of performance shares so earned based on the achievement of the one-year Corporate Net Income performance goal will be subject to increase or decrease within a prescribed range depending on the level of achievement of the three-year ROIC performance goal.  Prior to this amendment, performance shares were earned based on the achievement of the Corporate Net Income and ROIC performance goals in the third year of a three-year performance period.  Any performance shares awarded pursuant to the Plan will be evidenced by an agreement in the form attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number: 10.1

Description: Form of Stock Appreciation Rights Agreement under Stepan Company 2011 Incentive Compensation Plan

Exhibit Number: 10.2

Description: Form of Performance Grant Agreement under Stepan Company 2011 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: February 23, 2015	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1 EX-10.2	Form of Stock Appreciation Rights Agreement under Stepan Company 2011 Incentive Compensation Plan Form of Performance Grant Agreement under Stepan Company 2011 Incentive Compensation Plan